    As filed with the Securities and Exchange Commission on November 5, 1998

                                                     File No. 333-______________
================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                              -------------------

                                    FORM S-8
                             REGISTRATION STATEMENT
                                     UNDER
                           THE SECURITIES ACT OF 1933

                              -------------------

                          RENAISSANCE WORLDWIDE, INC.
             (Exact name of registrant as specified in its charter)

             MASSACHUSETTS                                04-2920563
     (State or other jurisdiction                     (I.R.S. Employer
   of incorporation or organization)                 Identification No.)


                                189 Wells Avenue
                          Newton, Massachusetts 02159
          (Address of principal executive offices, including zip code)

                  RENAISSANCE WORLDWIDE, INC. 1996 STOCK PLAN
         RENAISSANCE WORLDWIDE, INC. 1998 ACQUISITION STOCK OPTION PLAN
        RENAISSANCE WORLDWIDE, INC. 1998 INTERNATIONAL STOCK OPTION PLAN
                NEOGLYPHICS MEDIA CORPORATION STOCK OPTION PLAN
                              -------------------
                            (Full title of the plan)

                            Richard L. Bugley, Esq.
                       Vice President and General Counsel
                          Renaissance Worldwide, Inc.
                                189 Wells Avenue
                          Newton, Massachusetts  02159
                                 (617) 527-6886
                              -------------------
(Name, Address and Telephone Number, including Area Code, of Agent for Service)

                        CALCULATION OF REGISTRATION FEE

===================================================================================================
Title of Securities     Amount to be     Proposed maximum    Proposed maximum      Amount of
to be registered        registered       offering price      aggregate offering    registration fee
                                         per share           price                 (2)
---------------------------------------------------------------------------------------------------
Common Stock,
no par value           3,363,852 shares        (1)                    (1)             $7,839
===================================================================================================

/(1)/ DETERMINED PURSUANT TO RULE 457(H) SOLELY FOR THE PURPOSE OF DETERMINING
      THE REGISTRATION FEE. 130,047 OF THE SHARES BEING REGISTERED ARE SUBJECT TO OUTSTANDING OPTIONS UNDER THE NEOGLYPHICS MEDIA CORPORATION STOCK OPTION PLAN ON THE DATE HEREOF AND HAVE AN AVERAGE EXERCISE PRICE OF $.80 PER SHARE AND AN AGGREGATE EXERCISE PRICE OF $104,038. THE OFFERING PRICE FOR THE REMAINDER OF THE SHARES BEING REGISTERED HAS BEEN ESTIMATED ON THE BASIS OF THE AVERAGE OF THE HIGH AND LOW PRICES OF RENAISSANCE WORLDWIDE, INC. COMMON STOCK, NO PAR VALUE PER SHARE, REPORTED ON THE NASDAQ NATIONAL MARKET SYSTEM ON NOVEMBER 3, 1998 WHICH WAS $8.6875.

/(2)/ REGISTRATION FEE EQUALS (A) $29 PAYABLE IN RESPECT OF THE 130,047
      SHARES SUBJECT TO OPTIONS ISSUED ON THE DATE HEREOF AT AN EXERCISE PRICE OF $.80 PLUS (B) $7,810 PAYABLE IN RESPECT OF 3,233,805 SHARES THAT HAVE NOT BEEN MADE SUBJECT TO OPTIONS.

                          EXHIBIT INDEX ON PAGE II-5;
                              PAGE 1 OF 12 PAGES.

================================================================================

                                    PART II

              INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.   Incorporation of Documents by Reference.
          ---------------------------------------

     Renaissance Worldwide, Inc. (the "Registrant" or the "Company") hereby
                                       ----------          -------
incorporates the following documents herein by reference:

     (a) The Company's Transition Annual Report on Form 10-K for the 6-month period ended December 27, 1997 as filed with the Commission on March 27, 1998 except for Item 8, Financial Statements and Schedules which have been restated to reflect the poolings of interests transactions with Neoglyphics Media Corporation and Triad Data, Inc. See Form 8-K as filed with the Commission on November 5, 1998 for restated financial statements.

     (b) The Company's Proxy Statement dated May 28, 1998 as filed with the Commission on April 24, 1998.

     (c)  (i)   The Company's Current Report on Form 8-K as filed with the
                Commission on April 15, 1998, and the amendment thereto on Form 8-K/A as filed with the Commission on June 15, 1998.

          (ii) The Company's Current Report on Form 8-K as filed with the Commission on June 5, 1998.

          (iii) The Company's Current Report on Form 8-K as filed with the Commission on November 5, 1998.

          (iv) The Company's Quarterly Report on Form 10-Q for the quarter ended June 27, 1998 as filed with the Commission on August 11, 1998.

          (v) The Company's Quarterly Report on Form 10-Q for the quarter ended March 28, 1998 as filed with the Commission on May 12, 1998.

     (d) The description of the Company's Common Stock contained in its registration statement on Form 8-A, File No. 0-28192.

All documents subsequently filed by the Registrant or the Plan pursuant to
Section 13(a), Section 13(c), Section 14 and Section 15(d) of the Exchange Act prior to the filing of a post-effective amendment to this registration statement that indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated herein by reference from the date of filing of such documents.

Item 4.   Description of Securities.
          -------------------------

          Not applicable.

Item 5.   Interests of Named Experts and Counsel.
          --------------------------------------

          Not applicable.

Item 6.   Indemnification of Directors and Officers.
          -----------------------------------------

     Massachusetts General Laws, Chapter 156B, Section 67, empowers a Massachusetts corporation to indemnify any person in connection with any action, suit or proceeding brought or threatened by reason of the fact that such person is or was a director, officer, employee or agent of the corporation or was serving as such with respect to another corporation or other entity at the request of such corporation, unless such person shall have been adjudicated in any proceeding not to have acted in good faith in the reasonable belief that such action was in the best interests of the Company. The Company's Restated Articles of Organization, as amended and restated, contains provisions that require the Company to indemnify its directors and officers to the fullest extent permitted by Massachusetts law.

Item 7.   Exemption From Registration Claimed.
          -----------------------------------

          Not applicable.

Item 8.   Exhibits.
          --------

          Exhibit

           4.1. Restated Articles of Organization of Registrant (incorporated by reference to Exhibit 3.1. of the Registrant's Registration Statement on Form S-1, File No. 333-19991).

           4.2. Second Amended and Restated By-laws of Registrant (incorporated by reference to Exhibit 3.1. of the Registrant's Current Report on Form 8-K filed with the Commission on December 5, 1997).

           5.    Opinion of Ropes & Gray.

          23.1.  Consent of PricewaterhouseCoopers LLP.

          23.2   Consent of Graves, McKenna, Lundeen & Almquist, PLLP.

          23.3   Consent of Deloitte & Touche LLP.

          23.4   Consent of PricewaterhouseCoopers LLP.

          23.5.  Consent of Katch, Tyson and Company.

          23.6.  Consent of Goldstein Golub Kessler LLP.

          23.7. Consent of Ropes & Gray (contained in the opinion filed as Exhibit 5. to this registration statement).

          24.    Power of Attorney (included on signature page).

Item 9.   Undertakings.
          ------------

          (a) The undersigned Registrant hereby undertakes:

              (1) to file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement, (i) to include any prospectus required by Section 10(a)(3) of the Securities Act of 1933, (ii) to reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof), which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement, and (iii) to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement; provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) shall not
          --------  -------
          apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

          (2) that, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof;

          (3) to remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     (b) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement on Form S-8 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Newton, The Commonwealth of Massachusetts, on this 5th day of November, 1998.

                                RENAISSANCE WORLDWIDE, INC.




                                By: /s/ G. Drew Conway
                                    --------------------------------------------
                                    Name:  G. Drew Conway
                                    Title: President and Chief Executive Officer



                               POWER OF ATTORNEY
                               -----------------

     Pursuant to the requirement of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated. Each person whose signature appears below hereby authorizes and constitutes G. Drew Conway, Richard L. Bugley and Keith F. Higgins, and each of them singly, his true and lawful attorneys with full power to them, and each of them singly, to sign for him and in his name in the capacities indicated below any and all amendments (including post-effective amendments) to this Registration Statement and to file the same, with exhibits thereto, and other documents in connection therewith, and he hereby ratifies and confirms his signature as it may be signed by said attorneys, or any of them, to any and all such amendments.


Signature               Capacity in Which Signed          Date
---------               ------------------------          ----


/s/ G. Drew Conway      President, Chief Executive        November 5, 1998
---------------------   Officer and Director of the
G. Drew Conway          Company (principal executive
                        officer)

/s/ Robert E. Foley     Chief Financial Officer and       November 5, 1998
---------------------   Treasurer (principal financial
Robert E. Foley         and accounting officer)


/s/ Paul C. O'Brien     Director                          November 5, 1998
---------------------
Paul C. O'Brien


/s/ Robert P. Badavas   Director                          November 5, 1998
---------------------
Robert P. Badavas


/s/ Terry L. Hunter     Director                          November 5, 1998
---------------------
Terry L. Hunter


                                 EXHIBIT INDEX

Number               Title of Exhibit                     Page
------               ----------------                     ----
 4.1.                Restated Articles of
                     Organization of Registrant
                     (incorporated by reference to
                     Exhibit 3.1. of the Registrant's
                     Registration Statement on Form
                     S-1, File No. 333-19991).

 4.2.                Amended and Restated By-laws
                     of Registrant (incorporated by
                     reference to Exhibit 3.1. of the
                     Registrant's Current Report on
                     Form 8-K filed with the
                     Commission on December 5,
                     1997).

 5.                  Opinion of Ropes & Gray.

 23.1.               Consent of
                     PricewaterhouseCoopers LLP.

 23.2                Consent of Graves, McKenna,
                     Lundeen & Almquist, PLLP.

 23.3                Consent of Deloitte & Touche
                     LLP.

 23.4                Consent of
                     PricewaterhouseCoopers LLP.

 23.5.               Consent of Katch, Tyson and
                     Company.

 23.6.               Consent of Goldstein Golub
                     Kessler LLP.

 23.7.               Consent of Ropes & Gray
                     (contained in the opinion filed
                     as Exhibit 5. to this registration
                     statement).

 24.                 Power of Attorney (included on
                     signature page).